Exhibit 10.2

Labor Contract

This labor contract is based on the People’s Republic China’s labor law and labor contract law and other related laws and regulations.

Employer: China Ginseng Holdings,Inc

Employer’s address: RM1601  Zhongji Building 1562 Jiefang Great Road, Changchun City, Jilin, China

Legal Representative: Liu, Changzhen

Employee: Liu, Changzhen

Gender: Male

Employee’s ID Number: 220502195508150039

Employee’s address:  23-6, Hongqi ST, Chaoyang district Changchun city

I. Contract Period & Probation Period

Both parties agreed to choose   1   for the employment terms

1.	Fixed contract period: From January 2, 2014 to January 1,2017.
2.	No fixed contract period: From __________ year _______ month _______ day
3.	By Project : From _______________ to completion

II Job Description & Job Location

CEO

III Working Hours & Time Off

Both parties agreed to choose   1  as working hours

1.	Standard full time
2.	Non Standard hours
3.	Combined hours

IV Remuneration

By consensus, both parties confirm the wage is _￥8,000.00_ a month.  Payment should be in monetary form and full payment of the monthly wages shall be delivered by the   the last   day of the month. Employer shall not unjustifiably deduct or delay in paying the wages. The monthly wage shall not less than the minimum wage implemented by the city.

V Social Insurance and Labor benefits

In accordance with central government, state, provincial and municipal policies and regulations

VI Labor conditions and labor protection against occupational hazards

In accordance with central government, state and provincial requirements relating to the implementation of occupational safety and health

VII Termination & Renew of the Labor Contract

Both parties observe the central government, state and provincial regulations regarding the termination of the labor contract.  Unless the violation is expressly stipulated by state, either party in violation of the contract will be subject to the payment of appropriate compensation for breach of contract.

This contract is effective from the date signed by both parties,

Employer: China Ginseng Holdings, Inc

Legal Representative: Liu, Changzhen       Date: 01-02-2014

Employee: Liu, Changzhen                           Date: 01-02-2014

Governing Authority: Changchun City Employment Service (with seal)